                                                                Exhibit 10.3(18)


                                FIRST AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                              EMPLOYEE THRIFT PLAN


        A. H. Belo Corporation, a Delaware corporation, adopts the following amendments to the A. H. Below Employee Thrift Plan (the "Plan").

        1. Section 3.2 of the Plan is amended in its entirety to read as follows:

                3.2      Participating Employer Matching Contributions.

                         (a) Amount of Matching Contributions. Each Participating Employer will pay to the Plan as a matching contribution for each payroll period the amount, if any, designated for that Participating Employer on Appendix B to the Plan. In addition, each Participating Employer may make an additional matching contribution for any Plan Year if authorized by its board of directors, but no Participating Employer will be required to make an additional matching contribution for any Plan Year. Participating Employer matching contributions may be made in cash or in shares of Company Stock or both.

                         (b) Calculation of Matching Contributions. Participating Employer matching contributions will be calculated solely on the basis of Deferral Contributions and Compensation for each payroll period within the Plan Year.

                         (c) Limitation on Matching Contributions. Participating Employer matching contributions will be subject to the limitations set forth in Section 10.7, unless such contributions are taken into account in determining Participant deferral percentages under Section 10.6, in which case matching contributions will be subject to the limitations set forth in Section 10.6.

        2.      Section 3.3 is amended in its entirety to read as follows:

                3.3 Time of Payment. Deferral Contributions and Participating Employer matching contributions made with respect to payroll periods will be paid to the Trustee as soon as practicable following the close of each calendar month during the Plan Year. Additional matching contributions may be paid to the Trustee on any date or dates selected by the Participating Employer, but in no event later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its tax year ending with or within the Plan Year.

        3.      Section 4.2 is amended to read in its entirety as follows:

                4.2 Allocation of Contributions and Forfeitures. Each Deferral Contribution made by a Participating Employer on behalf of a Participant will be allocated by the Committee to the Participant's Deferral Contribution Account. Each Participating Employer matching contribution made with respect to a payroll period and all forfeitures will be allocated by the Committee to the Matching Contribution Accounts of Participants employed by that Participating Employer in the ratio that the Deferral Contributions made on behalf of each such Participant bear to the total Deferral Contributions made on behalf of all such Participants for each such payroll period, taking into account for purposes of this ratio only Deferral Contributions that do not exceed the percent of each Participant's Compensation for the payroll period that is set forth on Appendix B.

        4. The fourth sentence of Section 10.6(c) of the Plan ("Limitation on Deferral contributions") is amended in its entirety to read as follows:

        If Matching Contributions are taken into account in determining Deferral Percentages, a Participant's Deferral Percentage will be reduced by distributing first Deferral

        Contributions in excess of the percent of Compensation for which Matching Contributions are made (as set forth on Appendix B) and by distributing next the remaining Deferral Contributions and Matching Contributions, in proportion to the amount of such contributions for the Plan Year.

        5. The Plan is amended by the addition of a new appendix, which will read as follows:

                                   APPENDIX B

                         RATE OF MATCHING CONTRIBUTIONS

                1. Matching Contributions for Participants Employed by DFW Suburban Newspapers, Inc. Effective with the first payroll period beginning after June 3, 1995, DFW Suburban Newspapers, Inc. will pay to the Plan as a matching contribution for each payroll period an amount equal to 50% of each Participant's Deferral Contributions, but only to the extent that the Participant's Deferral Contributions do not exceed 5% of the Participant's Compensation for the payroll period.

        6. The foregoing amendments will be effective on and after June 4, 1995.

        Executed at Dallas, Texas, this 17 day of July, 1995.


                                        A. H. BELO CORPORATION


                                        By /s/ MICHAEL D. PERRY
                                           -------------------------------------


                                                   3